UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                  Date of Report:  June 28, 2004
         (Date of Earliest Event Reported:  June 28, 2004)




                        EL PASO CORPORATION
      (Exact name of Registrant as specified in its charter)


         Delaware            1-14365             76-0568816
     (State or other     (Commission File     (I.R.S. Employer
     jurisdiction of         Number)         Identification No.)
     incorporation or
      organization)


                         El Paso Building
                       1001 Louisiana Street
                       Houston, Texas 77002
        (Address of principal executive offices) (Zip Code)



 Registrant's telephone number, including area code (713) 420-2600


Item 5.  Other Events and Regulation FD Disclosure
         -----------------------------------------
     On June 28, 2004, we announced that our subsidiary had entered into an agreement to purchase a 50-percent interest in UnoPaso, a joint venture that owns oil and natural gas assets in Brazil from an affiliate of Unocal Corporation for $61 million and up to $19 million in additional payments that are contingent on attainment of certain natural gas price or volume thresholds. El Paso currently accounts for its UnoPaso investment as an equity interest. Following the completion of this transaction, El Paso will own 100 percent of UnoPaso and will consolidate the joint venture. The sale, is subject to approval by Unocal's board of directors, and is expected to close on or before July 31, 2004. A copy of the press release is attached as Exhibit 99.A and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits
         ---------------------------------
         (c)  Exhibits.

              Exhibit
              Number     Description
              -------    -----------
               99.A      Press Release dated June 28, 2004.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              EL PASO CORPORATION



                              By:   /s/Jeffrey I. Beason
                                  ------------------------
                                     Jeffrey I. Beason
                                   Senior Vice President
                                       and Controller
                               (Principal Accounting Officer)

Dated:  June 28, 2004


                           EXHIBIT INDEX

       Exhibit
       Number      Description
       -------     -----------
        99.A       Press Release dated June 28, 2004.